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                                                                  EXHIBIT 21.01

                           SUBSIDIARIES OF REGISTRANT

                   credito.com, inc. - a Delaware corporation

                    eTrato.com, inc. - a Delaware corporation

              realestateespanol.com, Inc. - a Delaware corporation